EXHIBIT 3.1


                       AMENDED AND RESTATED BY-LAWS

                        (AS OF NOVEMBER 22, 1999)

                                    OF

                       CHICAGO RIVET & MACHINE CO.,
                          an Illinois corporation
                            (the "Corporation")




                                 ARTICLE I
                                  OFFICES

            The principal office of the Corporation shall be in the City of Naperville, County of DuPage and State of Illinois. The Corporation may also have offices at such other places, either within or without the State of Illinois, as the Board of Directors may from time to time appoint or as the business may require.

                                 ARTICLE II
                           SHAREHOLDERS' MEETINGS

            SECTION 1. THE ANNUAL MEETING. The annual meeting of the shareholders shall be held at the principal office of the Corporation at 10:00 o'clock A. M. (Chicago time) on the second Tuesday in May of each year, or if such day be a holiday, then upon the next succeeding secular day. A written or printed notice stating the place, day and hour of the meeting shall be mailed by the Secretary or an Assistant Secretary of the Corporation at least ten days before such meeting to each shareholder to his, her or its last known post-office address, as appears on the books of the Corporation. A majority of the capital stock outstanding represented in person or by proxy shall constitute a quorum at all shareholders' meetings.

            SECTION 2. SPECIAL MEETINGS.

            (a) Special meetings of the shareholders may be called by (i) the President or (ii) the Board of Directors and shall be called by the President or the Board of Directors upon the demand, in accordance with this Section 2, of holders of not less than one-fifth of all the outstanding shares of the Corporation entitled to vote on the any matter proposed to be considered at the special meeting, for the purpose or purposes stated in the call of the meeting.

            (b) In order that the Corporation may determine the shareholders entitled to demand a special meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the "Demand Record Date"). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any shareholder of record seeking to have shareholders demand a special meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within 10 days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within 10 days after the date on which such request is received by the Secretary, the Demand Record Date shall be the 10th day after the first date on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the special meeting is to be held, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder's notice described in paragraph (a) of Section 16 of Article II of these by-laws.

            (c) In order for a shareholder or shareholders to demand a special meeting, a written demand or demands for a special meeting by the holders of record as of the Demand Record Date of not less than one-fifth of all the outstanding shares of the Corporation entitled to vote on the matter proposed to be considered at the special meeting must be delivered to the Corporation. To be valid, each written demand by a shareholder for a special meeting shall set forth the specific purpose or purposes for which the special meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the Corporation pursuant to paragraph (b) of this Section 2), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), shall set forth the name and address, as they appear in the Corporation's books, of each shareholder signing such demand and the class and number of shares of the Corporation which are owned of record and beneficially by each such shareholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within 60 days after the Demand Record Date.

            (d) The Corporation shall not be required to call a special meeting upon shareholder demand unless, in addition to the documents required by paragraph (c) of this Section 2, the Secretary receives a written agreement signed by each Soliciting Shareholder (as defined below), pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the Corporation's costs of holding the special meeting, including the costs of preparing and mailing proxy materials for the Corporation's own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as a director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

                (i) "Affiliate" of any Person (as defined herein) shall mean any Person controlling, controlled by or under common control with such first Person.

                (ii) "Participant" shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")

                (iii) "Person" shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

                (iv) "Proxy" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

                (v) "Solicitation" shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Exchange Act.

                (vi) "Soliciting Shareholder" shall mean, with respect to any special meeting demanded by a shareholder or shareholders, any of the following Persons: (A) if the number of shareholders signing the demand or demands of meeting delivered to the corporation pursuant to paragraph (c) of this Section 2 is 10 or fewer, each shareholder signing any such demand;
(B) if the number of shareholders signing the demand or demands of meeting delivered to the corporation pursuant to paragraph (c) of this Section 2 is more than 10, each Person who either (x) was a Participant in any Solicitation of such demand or demands or (y) at the time of the delivery to the Corporation of the documents described in paragraph (c) of this
Section 2 had engaged or intended to engage in any Solicitation of Proxies for use at such Special Meeting (other than a Solicitation of Proxies on behalf of the Corporation); or (C) any Affiliate of a Soliciting Shareholder, if a majority of the Directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in paragraph (c) of this Section 2 and/or the written agreement described in this paragraph (d) in order to prevent the purposes of this Section 2 from being evaded.

            (e) Except as provided in the following sentence, any special meeting shall be held at such hour and day as may be designated by whichever of the President or the Board of Directors shall have called such meeting. In the case of any special meeting called by the Board of Directors or the President upon the demand of shareholders (a "Demand Special Meeting"), such meeting shall be held at such hour and day as may be designated by the Board of Directors or the President; provided, however, that the date of any Demand Special Meeting shall be not more than 60 days after the Meeting Record Date (as defined in Section 6 of this Article II); and provided further that in the event that the Directors then in office fail to designate an hour and date for a Demand Special Meeting within 10 days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing not less than one-fifth of all the outstanding shares of the Corporation entitled to vote on the any matter proposed to be considered at the special meeting are delivered to the Corporation (the "Delivery Date"), then such meeting shall be held at 2:00 P.M. local time on the 90th day after the Delivery Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any special meeting, the President or the Board of Directors may consider such factors as he or it deems relevant within the good faith exercise of his or its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an annual meeting or a special meeting for the conduct of related business.

            (f) The Corporation may engage independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a special meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the Corporation until the earlier of (i) 5 Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the Corporation that the valid demands received by the Secretary represent not less than one-fifth of all the outstanding shares of the Corporation entitled to vote on the matter proposed to be considered at the special meeting. Nothing contained in this paragraph (f) shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any demand, whether during or after such 5 Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

            (g) For purposes of these by-laws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close.

            SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the Company in Naperville, Illinois.

            SECTION 4. TIME OF ELECTING DIRECTORS. Directors shall be elected at the regular annual meeting of the shareholders. If the election of directors is not held on the day of the annual meeting, the directors shall cause the election to be held as soon thereafter as conveniently may be. No failure to elect directors or to hold the annual meeting at the designated time shall work any forfeiture or dissolution of the Corporation.

            SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notices shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Any previously scheduled meeting of shareholders may be postponed, and any special meeting of the shareholders may be cancelled upon public notice given prior to the date previously scheduled for such meeting of shareholders.

            SECTION 6. FIXING OF RECORD DATE. The Board of Directors may fix in advance a date not less than ten days and not more than sixty days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty and not more than sixty days, prior to the date of any annual meeting or special meeting as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting (the "Meeting Record Date"). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. The Board of Directors may also fix in advance a date as the record date for the purpose of determining shareholders entitled to take any other action or determining shareholders for any other purpose. Such record date shall be not more than sixty days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. Except in the case of a Demand Special Meeting, if no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting. Nothing in this Section 6 shall in any way be construed to change the procedure for setting the record date and for determining the effectiveness of shareholder action by written consent as set forth in Section 7 of this
Article II.

            SECTION 7. WRITTEN CONSENTS.

            (a) In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date (a "Consent Record Date"). The Consent Record Date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors. Any shareholder of record seeking to consent to corporate action in writing without a meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Consent Record Date. The Board of Directors shall promptly, but in all events within 10 days after the date on which a valid request to fix a Consent Record Date is received, adopt a resolution fixing the Consent Record Date and shall make a public announcement of such Consent Record Date. If no Consent Record Date has been fixed by the Board of Directors within 10 days after the date on which such request is received by the Secretary, the Consent Record Date shall be the 10th day after the first date on which a valid written request to set a Consent Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the written consent is sought to be used, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder's notice described in paragraph (a) of
Section 16 of Article II of these by-laws.

            (b) Every written consent shall be signed by one or more persons who as of the Consent Record Date are shareholders of record on the Consent Record Date (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), and shall set forth the name and address, as they appear in the Corporation's books, of each shareholder signing such consent and the class and number of shares of the Corporation which are owned of record and beneficially by each such shareholder and shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated written consent was received in accordance with this paragraph (b) of this Section 7, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation.

            (c) In the event of the delivery, in the manner provided by paragraph (b) of this Section 7, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph (c) of
Section 7 shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

            SECTION 8. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be open to inspection by any shareholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

            SECTION 9. QUORUM. The holders of a majority of the outstanding shares of the Corporation, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by The Business Corporation Act, the articles of incorporation or these by-laws. The Chairman of the meeting or the holders of record of a majority of the shares represented at the meeting shall have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

            SECTION 10. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

            SECTION 11. PROXIES. Each shareholder shall have one vote for each share of stock having voting power and entitled to vote, registered in his name on the books of the Corporation, and at all meetings of the shareholders, shareholders may vote either in person or by proxy executed in writing by the shareholders, or by a duly authorized attorney. No proxy shall be valid after eleven months from the date of its execution, except where the stock is pledged as security for a debt to the person holding the proxy.

            SECTION 12. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

            SECTION 13. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

            Shares standing in the name of a deceased person, a minor ward, or an incompetent person, may be voted by his administrator, executor, court appointed guardian, or conservator or custodian under a Gift to Minors Act, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian, or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

            Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

            A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

            Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their share, for a period not to exceed ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the Corporation at its registered office. The counterpart of the voting trust agreement so deposited with the Corporation shall be subject to the same right of examination by a shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

            Shares of its own stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

            SECTION 14. CUMULATIVE VOTING. In all elections for directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall see fit.

            SECTION 15. INSPECTORS. At any meeting of shareholders, the presiding officer may, or upon the request of any shareholder shall appoint one or more persons as inspectors for such meeting.

            Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

            Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

            SECTION 16. NOTICE OF SHAREHOLDER NOMINATIONS AND BUSINESS PROPOSALS. (a) Shareholder Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 16(a) and on the record date for the determination of shareholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 16(a).

            In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

            To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days in advance of the anniversary date of the mailing of the Corporation's proxy statement in connection with the previous year's annual meeting; provided, however, that in the event that the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

            To be in proper written form, a shareholder's notice to the Secretary must set forth (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (ii) as to the shareholder giving the notice
(A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (D) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

            No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 16(a). If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

            Notwithstanding anything in the third paragraph of this Section 16(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this
Section 16(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

            (b) Shareholder Business Proposals. No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 16(b) and on the record date for the determination of shareholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 16(b).

            In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

            To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days in advance of the anniversary date of the mailing of the Corporation's proxy statement in connection with the previous year's annual meeting; provided, however, that in the event that the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

            To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

            No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 16(b); provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 16(b) shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

            (c) For purposes of this Section 16, "public announcement" shall mean an announcement in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                                ARTICLE III
                             BOARD OF DIRECTORS

            SECTION 1. GENERAL POWERS. The business of the Corporation shall be managed by its Board of Directors.

            SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be six (6). Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the Corporation. The number of directors may be increased or decreased from time to time by the amendment of this section; but no decreases shall have the effect of shortening the term of any incumbent director.

            SECTION 3. REGULAR MEETINGS. Immediately after the adjournment of the annual meeting of the shareholders of the Corporation, the newly elected Directors shall meet for the purpose of organization, the election of officers and the transaction of such other business as may properly come before the meeting. Other regular meetings shall be held at such time as shall from time to time be determined by the Board.

            SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the President or by a majority of the directors.

            SECTION 5. NOTICE. Notice of any special meeting shall be given, at least 24 hours previous thereto to each director personally by telegraph, telephone, facsimile transmission or by written notice duly served on each director, or sent or mailed to each director at his business address. If notice of any special meeting is to be given less than five days prior to such meeting, notice shall be by means of telegraph, telephone, facsimile transmission or overnight courier. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

            SECTION 6. PLACE OF MEETINGS. Regular and Special Meetings of the Board of Directors shall be held at the Registered Office of the Corporation, or any such other place, either within or without the State of Illinois, as may from time to time be determined by the Board of Directors.

            SECTION 7. QUORUM OF DIRECTORS - MANNER OF ACTING. A majority of the number of directors fixed by the by-laws, or in the absence of a by-law fixing the number of directors, then of the number stated in the articles of incorporation, shall constitute a quorum for the transaction of business unless the greater number is required by the articles of incorporation or the by-laws. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute, these by-laws, or the articles or incorporation.

            SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

            SECTION 9. ACTION WITHOUT A MEETING. Unless specifically prohibited by the articles of incorporation or by-laws, any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with anyone else.

            SECTION 10. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

            SECTION 11. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may appoint an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

            SECTION 12. COMMITTEES. The Board of Directors may from its membership appoint other committees as it may from time to time by resolution determine and fix the number of members thereof, and the board may delegate to such committees such of the powers vested in it as it may by the resolution of appointment determine. Such committees so appointed shall observe such rules and regulations for their conduct and keep such records as the board may from time to time by resolution determine.

            SECTION 13. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of the acting and qualified directors, and notwithstanding any personal interest of any director, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise. By resolution of the Board of Directors, the directors may be paid their expenses of attending each meeting of the board.

            SECTION 14. INDEMNIFICATION. (a) Generally. Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom (hereinafter, collectively a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is, was or had agreed to become a director of the Corporation or is, was or had agreed to become an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted under the Illinois Business Corporation Act of 1983 (the "IBCA"), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the IBCA permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties pursuant to the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided that, except as explicitly provided herein, prior to a Change in Control of the Corporation, as defined herein, a person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person against the Corporation or any director, officer, employee or agent of the Corporation shall not be entitled thereto unless the Corporation has joined in or consented to such proceeding (or part thereof). For purposes of this Section 14, a "Change in Control of the Corporation" shall be deemed to have occurred if the conditions set forth in any one of the following clauses shall have been satisfied: (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange
Act) other than (A) the Corporation, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of shares of the Corporation (any such person is hereinafter referred to as a "Person"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation); (ii) there is consummated a merger or consolidation of the Corporation with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Corporation outstanding immediately prior thereto holding securities which represent, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, immediately after such merger or consolidation, more than 70% of the combined voting power of the voting securities of either the Corporation or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; (iii) the shareholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets; or
(iv) during any period of two consecutive years (not including any period prior to January 1, 1997), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a Person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (ii) or (iii) of this paragraph) whose election by the board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof. For purposes of this Section 14, where a Change in Control of the Corporation results from a series of related transactions, the Change in Control of the Corporation shall be deemed to have occurred on the date of the consummation of the first such transaction. For purposes of clause (i) of this paragraph, the shareholders of another corporation (other than this Corporation or a corporation described in clause (i)(D) of this paragraph), in the aggregate, shall be deemed to constitute a Person.

            Prior to a Change in Control of the Corporation, any indemnification under this Section 14(a) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the IBCA. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel (who may be the regular counsel of the Corporation) in a written opinion or (iii) by the shareholders.

            Following a Change in Control of the Corporation, any indemnification under this Section 14(a) (unless ordered by a court) shall be paid by the Corporation unless within 60 days of such request for indemnification a determination is made, in a written opinion, by special independent counsel selected by the person requesting indemnification and approved by the Corporation (which approval shall not be unreasonably withheld), which counsel has not otherwise performed services (other than in connection with similar matters) within the five years preceding its engagement to render such opinion for such person or for the Corporation or any affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) of the Corporation (whether or not they were affiliates when services were so performed) ("Independent Counsel"), that indemnification of such person is not proper under the circumstances because such person has not met the necessary standard of conduct under the IBCA. Unless such person has theretofore selected Independent Counsel pursuant to this Section 14(a) and such Independent Counsel has been approved by the Corporation, legal counsel approved by a resolution or resolutions of the Board of Directors prior to a Change in Control of the Corporation shall be deemed to have been approved by the Corporation as required. Such Independent Counsel shall determine as promptly as practicable whether and to what extent such person would be permitted to be indemnified under applicable law and shall render its written opinion to the Corporation and such person to such effect. The Corporation agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Section 14 or its engagement pursuant hereto. In making a determination under this
Section 14(a), the Independent Counsel referred to above shall determine that indemnification is permissible unless clearly precluded by this
Section 14 or the applicable provisions of the IBCA.

            (b) Payment of Expenses in Advance. Expenses, including attorneys' fees, incurred by a person referred to in Subsection (a) of this
Section 14 in defending a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking (the "Undertaking") by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.

            (c) Right of Claimant to Bring Suit. If a claim under Subsection (a) of this Section 14 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation or if expenses pursuant to Subsection (b) of this Section 14 hereof have not been advanced within 10 days after a written request for such advancement, accompanied by the Undertaking, has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. (If the claimant is successful, in whole or in part, in such suit or any other suit to enforce a right for expenses or indemnification against the Corporation or any other party under any other agreement, such claimant shall also be entitled to be paid the reasonable expense of prosecuting such claim.) It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required Undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the IBCA for the Corporation to indemnify the claimant for the amount claimed. After a Change in Control of the Corporation, the burden of proving such defense shall be on the Corporation, and any determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant had not met the applicable standard of conduct required under the IBCA shall not be a defense to the action nor create a presumption that claimant had not met such applicable standard of conduct.

            (d) Indemnity Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Subsections of this Section 14 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The Board of Directors shall have the authority, by resolution, to provide for such other indemnification of directors, officers, employees or agents as it shall deem appropriate.

            (e) Insurance. The Corporation shall have power to purchase and maintain insurance to protect itself and any director, officer, employee or agent of this Corporation or another Corporation, partnership, joint venture, trust or other enterprise, against any expenses, liabilities or losses, whether or not the Corporation would have the power to indemnify such person against such expenses, liabilities or losses under the provisions of this Section 14 or the IBCA.

            (f) Continuation of Indemnification; Enforceability. The provisions of this Section 14 shall be applicable to all proceedings commenced after its adoption, whether such proceedings arise out of events, acts, omissions or circumstances which occurred or existed prior or subsequent to such adoption, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. This Section 14 shall be deemed to grant each person who, at any time that this Section 14 is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereunder rights against the Corporation to enforce the provisions of this Section 14, and any repeal or other modification of this
Section 14 or any repeal or modification of the IBCA or any other applicable law shall not limit any rights of indemnification then existing or arising out of events, acts, omissions or circumstances occurring or existing prior to such repeal or modification, including, without limitation, the right to indemnification for proceedings commenced after such repeal or modification to enforce this Section 14 with regard to acts, omissions, events or circumstances occurring or existing prior to such repeal or modification.

            (g) Severability. If this Section 14 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section 14 that shall not have been invalidated and to the full extent permitted by applicable law.

                                 ARTICLE IV
                     OFFICERS AND DEFINITION OF DUTIES

            SECTION 1. OFFICERS - REMOVAL. The officers of this Corporation shall consist of a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers, including one or more Assistant Secretaries and one or more Assistant Treasurers, as the Board of Directors may from time to time determine. In addition, the Board of Directors may from time to time elect a Vice Chairman and an Executive Vice President if it so determines. Such officers, when elected, shall hold office for the period of one year and thereafter until their respective successors shall have been duly elected, and shall have qualified; provided, however, that all officers, agents and employees of the Corporation shall be subject to removal at any time by the affirmative vote by a majority of the Board. Any one person may hold two offices at the same time, except that the same person shall not hold at the same time the office of Chairman of the Board and Secretary, President and Vice President, President and Secretary, Treasurer and Assistant Treasurer, or Secretary and Assistant Secretary.

            SECTION 2. VACANCIES. If any vacancy shall occur among the officers of the Corporation, by resignation or otherwise, such vacancy may be filled by the Board of Directors.

            SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall supervise and control the officers, policies and programs of the Corporation. The Chairman shall preside at all meetings of the Board of Directors and shareholders. The Chairman shall initiate acquisition, merger and investment banking activities. The Chairman shall recommend to the Board of Directors the nominees for the position of Director. The Chairman, from time to time, may delegate powers and duties to the Vice-Chairman, President and other officers. The Chairman shall possess the power to sign all certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors. In the event of the absence, inability to act or disability of the President, the Chairman shall exercise all powers and discharge all duties of the President. The Chairman shall possess such other duties and powers as may be prescribed from time to time by the Board of Directors and the by-laws.

            SECTION 4. VICE-CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if elected, and in the event of the absence, inability to act or disability of the Chairman, shall carry out the responsibilities of the Chairman. The Vice- Chairman when so acting shall exercise the powers and discharge the duties of the Chairman, including presiding at meetings of shareholders and the Board of Directors. The Vice-Chairman shall possess such other duties and powers as may be prescribed from time to time by the Board of Directors, Chairman and By-Laws. In the event of the absence, inability to act or disability of the Chairman and Vice-Chairman, the Board of Directors shall elect an acting Chairman.

            SECTION 5. PRESIDENT. The President shall be the chief operating officer of the Corporation. The President shall conduct the daily business and affairs of the Corporation as so authorized by the by-laws. The President may delegate powers and duties to the Vice-Presidents or other officers. The President shall have the power to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors. The President shall perform such other duties as may be prescribed from time to time by the Board of Directors, Chairman and by-laws. In the event of the absence, inability to act or disability of the Chairman, Vice-Chairman and acting Chairman, the President shall preside at meetings of shareholders and the Board of Directors.

            SECTION 6. THE EXECUTIVE VICE PRESIDENT. In the absence of, or in the case of the inability of the Chairman of the Board of the Vice Chairman (in the absence of the Chairman), and the President to act, the Executive Vice President, if one be elected by the Board, shall perform all duties and have the powers of the President. The Executive Vice President shall, in addition, perform such other duties and have such other powers as the Board of Directors may, from time to time, by resolution determine.

            SECTION 7. OTHER VICE PRESIDENTS. Other Vice Presidents, including one or more Senior Vice Presidents, if such officers shall have been elected, shall perform such duties and have such duties and powers as the Board of Directors may from time to time by resolution determine, or, in the absence of such determination, as the President, with the consent of the Chairman or Vice Chairman, shall determine.

            SECTION 8. THE TREASURER. The Treasurer shall be the principal accounting and financial officer of the Corporation. He shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities of the Corporation; and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may determine.

            SECTION 9. THE SECRETARY. The Secretary shall: (a) record the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder;
(e) sign with the President, or a Vice President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirement of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these by-laws; (f) have general charge of the stock transfer books of the Corporation and (g) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

            SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors. The Assistant Secretaries may sign with the President, or a Vice President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these by-laws. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with sureties as the Board of Directors shall determine.

            SECTION 11. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                 ARTICLE V
                 SHARES OF CAPITAL STOCK AND THEIR TRANSFER

            SECTION 1. STOCK ISSUE. Whenever stock, not previously reported to the Secretary of State as issued, has been issued within the authorized limit fixed by the statement of incorporation of a certificate of increase in capital stock, a statement subscribed and sworn to by the President or any Vice President, and attested by the Secretary or by an Assistant Secretary shall be filed in the office of the Secretary of State within ninety days after the issuance of such additional stock pursuant to authorization thereof by the Board of Directors in the form prescribed by the General Corporation Act of the State of Illinois. Promissory notes shall not be accepted for payment or part payment of stock issued by this Corporation.

            SECTION 2. CERTIFICATES. Each shareholder shall be entitled to a certificate of stock, executed by the President or Vice President and the Secretary or Assistant Secretary, and under the corporate seal, certifying the number of shares owned by him in such Corporation. When such certificate is countersigned by a transfer agent other than the Corporation itself, or an employee of the Corporation, or by a transfer clerk and registered by a registrar, the signatures of the President or Vice President and the Secretary or Assistant Secretary upon such certificates may be facsimiles, engraved or printed.

            SECTION 3. TRANSFERS. Transfers of shares of capital stock shall be made only upon the books of the Corporation by the holder in person or by power of attorney, duly executed, and filed with the Secretary, and on surrender of a certificate or certificates for such shares.

            SECTION 4. ADDRESSES. Every shareholder shall furnish the Secretary with his address, at which notice of meetings and all other notices may be served upon, or mailed to him. In default thereof, notices may be addressed to him at the principal office of the Corporation.

            SECTION 5. LOST CERTIFICATES. The Chairman or President, as officers of the Company, acting, singly, may direct new certificates of stock to be issued in the place of certificates theretofore issued, alleged to have been lost or destroyed, and may, in their discretion, require the owner of such certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as they may direct, as indemnity against any claim that may be made against the Corporation. Said officers may issue instructions to the Transfer Agents and Registrars of the capital stock of the Company, may enter into such agreements and may sign such documents as may be necessary to effectuate the issuance of said certificates. Said officers, however, may refuse to issue or direct the issuance of any new certificates except upon institution of legal proceedings as required by statute, in such case made and provided.


                                 ARTICLE VI
                                 DIVIDENDS

            SECTION 1. DECLARATION. Dividends may be declared by the Board of Directors from time to time out of the surplus or net profits of the Corporation, and shall be payable at such times as the Board of Directors may determine.

            SECTION 2. RESERVES. Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Directors shall think conducive to the interests of the Corporation.


                                ARTICLE VII
                                    SEAL

            The corporate seal is and until otherwise ordered by the Board of Directors, shall be, an impression bearing the corporate name and the words "corporate seal" and "Illinois."


                                ARTICLE VIII
                                FISCAL YEAR

            The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December of each year.

                                 ARTICLE IX
                            INSPECTION OF BOOKS

            The books kept for transferring stock and the names and addresses of the shareholders, during the usual business hours shall be open to examination for all proper purposes by every shareholder, at its principal office or place of business in the State of Illinois. Each shareholder of the Corporation shall have the right, at all reasonable times, by himself or by his attorney, to examine the records and books of account.

                                 ARTICLE X
                              WAIVER OF NOTICE

            Whenever any action is to be taken after notice either to the shareholders or directors, or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such prescribed period of time, if such action be taken while all persons interested are present, and consenting thereto or be authorized or approved or such requirement be waived in writing by each person interested and entitled to notice, or by his attorney thereto authorized.

                                 ARTICLE XI
                                 AMENDMENTS

            These By-Laws may be altered, amended or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board.